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                                                             Exhibit 99. (j) (2)

Consent of Independent Registered Public Accounting Firm

______________________________________________________________

The board and shareholders
RiverSource International Series, Inc.:
     RiverSource Disciplined International Equity Fund
     RiverSource European Equity Fund
     RiverSource International Opportunity Fund

We consent to the use of our reports dated December 20, 2006 incorporated by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.

                                                        /s/ KPMG LLP

Minneapolis, Minnesota
December 19, 2007